Exhibit 99.1

P3 Health Partners Announces Third Quarter 2024 Results
Revenue increased 26% year-over-year to $362.1 million
Third quarter results were affected by lower risk adjustments, higher medical expenses in the current year, and retroactive adjustments
Executing key 2025 initiatives with a focus on improvements in profitability metrics
Management to Host Conference Call and Webcast November 12, 2024 at 4:30 PM ET
HENDERSON, NV—November 12, 2024—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the third quarter ended September 30, 2024.
“As we execute on our strategic initiatives, we believe P3 will be well-positioned to unlock the value built within our platform and generate sustainable, profitable growth in the medium and long term,” said Aric Coffman, CEO of P3. “We have identified more than $130 million of potential improvement opportunities, and while near-term dynamics have negatively affected our financial results, demand for our platform has never been stronger as we continue to deliver value to patients, payors and our PCP partners. Our business model is fundamentally strong, as shown by our member and top-line growth, quality outcomes, and provider retention.”
Third Quarter 2024 Financial Results
•Total revenue was $362.1 million, an increase of 26% compared to $288.4 million in the third quarter of the prior year
•Capitated revenue was $357.7 million, an increase of 25% compared to $285.2 million in the third quarter of the prior year
•Gross profit was a loss of $39.8 million, as compared to gross profit of $9.1 million in the prior year. Gross profit PMPM was a loss of $103, compared to $29 PMPM in the prior year
•Medical margin(1) was $0.5 million compared to $36.2 million in the prior year. Medical margin PMPM(1) was $1, compared to a medical margin PMPM of $115 in the prior year
•Net loss was $102.9 million compared to a net loss of $37.3 million in the third quarter of the prior year. Net loss PMPM was $267 compared to a net loss PMPM of $119 in the prior year
•Adjusted EBITDA loss(1) was $71.0 million compared to $22.3 million in the third quarter of the prior year. Adjusted EBITDA loss PMPM(1) was $184, compared to Adjusted EBITDA loss PMPM of $71 in the third quarter of the prior year
•In light of a lower-than-expected 2024 risk adjustment, negative prior year developments, and continued elevated medical cost pressures, the Company is withdrawing its previous guidance for fiscal year ending December 31, 2024, provided on its second quarter 2024 earnings call on August 7, 2024, and investors should no longer rely on it.
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”

Management to Host Conference Call and Webcast on November 12, 2024 at 4:30 PM ET

Title & Webcast	P3 Health Third Quarter Earnings Conference Call
Date & Time	November 12, 2024, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 3,100 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 27 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on @p3healthpartners and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures
In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, medical margin to gross profit, and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls and the impact of material weaknesses we have identified; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash	$62,962	$36,320
Restricted cash	5,136	4,614
Health plan receivable, net of allowance for credit losses of $150	123,325	118,497
Clinic fees, insurance and other receivable	2,495	2,973
Prepaid expenses and other current assets	11,032	3,613
Assets held for sale	10,123	—
TOTAL CURRENT ASSETS	215,073	166,017
Property and equipment, net	6,315	8,686
Intangible assets, net	594,865	666,733
Other long-term assets	17,080	19,531
TOTAL ASSETS (1)	$833,333	$860,967
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,468	$8,663
Accrued expenses and other current liabilities	49,205	36,884
Accrued payroll	4,409	3,506
Health plan settlements payable	41,169	34,992
Claims payable	230,736	178,009
Premium deficiency reserve	29,441	13,670
Accrued interest	35,929	23,648
Short-term debt	208	—
Liabilities held for sale	753	—
TOTAL CURRENT LIABILITIES	405,318	299,372
Operating lease liability	11,158	13,622
Warrant liabilities	19,718	1,085
Contingent consideration	—	4,907
Long-term debt, net	133,228	108,319
TOTAL LIABILITIES (1)	569,422	427,305
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	143,397	291,532
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 161,972 and 116,588 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	16	12
Class V common stock, $0.0001 par value; 205,000 shares authorized; 195,957 and 196,569 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	20	20
Additional paid in capital	565,054	509,442
Accumulated deficit	(444,576)	(367,344)
TOTAL STOCKHOLDERS’ EQUITY	120,514	142,130
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$833,333	$860,967
____________________
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $13.0 million and $8.6 million as of September 30, 2024 and December 31, 2023, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $15.8 million and $13.6 million as of September 30, 2024 and December 31, 2023, respectively. These VIE assets and liabilities do not include $46.9 million and $44.2 million of net amounts due to affiliates as of September 30, 2024 and December 31, 2023, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
OPERATING REVENUE:
Capitated revenue	$357,706	$285,153	$1,116,146	$909,473
Other patient service revenue	4,418	3,198	13,623	10,041
TOTAL OPERATING REVENUE	362,124	288,351	1,129,769	919,514
OPERATING EXPENSE:
Medical expense	401,920	279,220	1,149,148	867,061
Premium deficiency reserve	18,168	(12,489)	15,771	(9,361)
Corporate, general and administrative expense	27,219	33,065	81,230	97,931
Sales and marketing expense	134	654	870	2,512
Depreciation and amortization	21,673	21,721	64,905	65,041
TOTAL OPERATING EXPENSE	469,114	322,171	1,311,924	1,023,184
OPERATING LOSS	(106,990)	(33,820)	(182,155)	(103,670)
OTHER INCOME (EXPENSE):
Interest expense, net	(5,647)	(4,002)	(15,339)	(11,939)
Mark-to-market of stock warrants	5,737	755	14,626	(327)
Other	445	190	1,073	(455)
TOTAL OTHER INCOME (EXPENSE)	535	(3,057)	360	(12,721)
LOSS BEFORE INCOME TAXES	(106,455)	(36,877)	(181,795)	(116,391)
INCOME TAX BENEFIT (PROVISION)	3,605	(412)	565	(928)
NET LOSS	(102,850)	(37,289)	(181,230)	(117,319)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(56,338)	(23,993)	(103,998)	(85,008)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(46,512)	$(13,296)	$(77,232)	$(32,311)

NET LOSS PER SHARE (Note 9):
Basic	$(0.29)	$(0.12)	$(0.55)	$(0.37)
Diluted	$(0.31)	$(0.12)	$(0.64)	$(0.41)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 9):
Basic	161,890	114,198	139,292	88,010
Diluted	164,701	312,679	141,723	288,379

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(181,230)	$(117,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	64,905	65,041
Equity-based compensation	5,031	4,259
Amortization of original issue discount and debt issuance costs	13	405
Accretion of contingent consideration	—	113
Gain on write off of contingent consideration	(4,907)	—
Mark-to-market adjustment of stock warrants	(14,626)	327
Premium deficiency reserve	15,771	(9,361)
Changes in operating assets and liabilities:
Health plan receivable	(4,828)	(45,258)
Clinic fees, insurance, and other receivable	445	5,275
Prepaid expenses and other current assets	(7,402)	(429)
Other long-term assets	(2)	(1,214)
Accounts payable, accrued expenses, and other current liabilities	1,780	2,758
Accrued payroll	903	2,405
Health plan settlements payable	6,177	21,814
Claims payable	52,727	4,290
Accrued interest	12,281	7,092
Operating lease liability	72	(348)
Net cash used in operating activities	(52,890)	(60,150)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(2,039)
Purchase price received in advance of asset sale	15,000	—
Net cash provided by (used in) investing activities	15,000	(2,039)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	25,000	14,101
Payment of debt issuance costs	(100)	(173)
Proceeds from liability-classified warrants and private placement offering, net of offering costs paid	40,547	87,244
Proceeds from at-the-market sales, net of offering costs paid	33	—
Deferred offering costs paid	(507)	—
Payment of tax withholdings upon settlement of restricted stock unit awards	(127)	—
Repayment of short-term and long-term debt	(1,663)	—
Proceeds from short-term debt	1,871	—
Net cash provided by financing activities	65,054	101,172
Net change in cash and restricted cash	27,164	38,983
Cash and restricted cash, beginning of period	40,934	18,457
Cash and restricted cash, end of period	$68,098	$57,440

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(102,850)	$(37,289)	$(181,230)	$(117,319)
Interest expense, net	5,647	4,002	15,339	11,939
Depreciation and amortization	21,673	21,721	64,905	65,041
Income tax (benefit) provision	(3,605)	412	(565)	928
Mark-to-market of stock warrants	(5,737)	(755)	(14,626)	327
Premium deficiency reserve	18,168	(12,489)	15,771	(9,361)
Equity-based compensation	1,958	2,251	5,031	4,259
Other(1)	(6,254)	(185)	(4,242)	2,868
Transaction and other related costs(2)	—	—	—	70
Adjusted EBITDA loss	$(71,000)	$(22,332)	$(99,617)	$(41,248)
Adjusted EBITDA loss PMPM	$(184)	$(71)	$(87)	$(44)
_____________________________________________
(1)Other during the three and nine months ended September 30, 2024 consisted of (i) interest income and (ii) gain recognized upon the settlement and write-off of contingent consideration related to an acquisition completed in a prior year partially offset by (iii) severance and related expense in connection with our chief executive officer transition and (iv) valuation allowance on our notes receivable. Other during the three and nine months ended September 30, 2023 consisted of (i) interest income offset by (ii) cybersecurity incident loss with respect to the nine months ended September 30, 2023, (iii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans with respect to the nine months ended September 30, 2023, (iv) the disposition of our Pahrump operations, (v) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b) with respect to the nine months ended September 30, 2023, (vi) a legal settlement outside of the ordinary course of business with respect to the nine months ended September 30, 2023, and (vii) valuation allowance on our notes receivable.
(2)Transaction and other related costs during the nine months ended September 30, 2023 consisted of legal fees incurred related to acquisition-related litigation.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Capitated revenue	$357,706	$285,153	$1,116,146	$909,473
Less: medical claims expense	(357,166)	(248,918)	(1,037,965)	(783,497)
Medical margin	$540	$36,235	$78,181	$125,976
Medical margin PMPM	$1	$115	$69	$135
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross profit (loss)	$(39,796)	$9,131	$(19,379)	$52,453
Other patient service revenue	(4,418)	(3,198)	(13,623)	(10,041)
Other medical expense	44,754	30,302	111,183	83,564
Medical margin	$540	$36,235	$78,181	$125,976

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total operating expense	$469,114	$322,171	$1,311,924	$1,023,184
Medical expense	(401,920)	(279,220)	(1,149,148)	(867,061)
Depreciation and amortization	(21,673)	(21,721)	(64,905)	(65,041)
Premium deficiency reserve	(18,168)	12,489	(15,771)	9,361
Equity-based compensation	(1,958)	(2,251)	(5,031)	(4,259)
Other	6,157	(7)	3,564	(2,404)
Transaction and other related costs	—	—	—	(70)
Adjusted operating expense	$31,552	$31,461	$80,633	$93,710